SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2003

AT&T LATIN AMERICA CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-31010	22-3687745
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation)		Identification No.)

220 Alhambra Circle
Coral Gables, Florida 33134
(Address of Principal Executive Offices)

(305) 459-6300
(Registrant’s telephone number, including area code)

ITEM 5. OTHER EVENTS.

     As summarized in the press release attached as Exhibit 99.1, on April 14, 2002, AT&T Latin America Corp. (the “Company”) announced that Matlin Patterson Global Opportunities Partners, LP (“Matlin”), one of the Company’s secured creditors, filed a petition to reorganize the Company under Chapter 11 in the Southern District of Florida, Miami Division. The stated purpose of Matlin’s filing was to counter possible adverse action by an unsecured creditor. Please see the press release attached as Exhibit 99.1.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 15, 2003	AT&T LATIN AMERICA CORP.

/s/ Thomas Canfield

Name: Thomas Canfield
Its: Secretary

Exhibit Index

99.1	Press Release of AT&T Latin America Corp., dated April 14, 2003